EQUITY-LINKED NOTE


$75,000,000                                           Dated: October 1, 1999
                                                      Chicago, Illinois


     FOR VALUE RECEIVED, the undersigned, The Allstate Corporation, a Delaware corporation (the "Maker"), promises to pay to CNA Financial Corporation, a Delaware corporation ("Holder"), at Holder's principal office at CNA Plaza, 333 South Wabash, Chicago, Illinois 60685 or at such other place or places in
Illinois as Holder may from time to time designate in writing, or to the transferee hereof pursuant to Section 19 hereof, the principal sum of Seventy-Five Million Dollars ($75,000,000), with interest (as hereinafter provided) on the principal balance outstanding, plus the Principal Adjustment (as hereinafter defined), all as hereinafter set forth. This Note is issued pursuant to the terms and conditions of the Asset Purchase and Investment Agreement dated June 9, 1999 among Holder, the Maker, certain affiliates of Holder and certain affiliates of the Maker, as amended and restated as of September 30, 1999 (the "Asset Purchase Agreement").

     1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

     (i) "ALAE" shall have the meaning set forth in Chapter 17 of the NAIC Accounting Practices and Procedures Manual for Property and Casualty Insurance Companies in effect for the year ended December 31, 1998 (with reference to guidance contained therein which became effective on January 1, 1998).

     (ii) "Business Day" shall mean any day (other than a Saturday or Sunday) on which commercial banks are generally open for business in Chicago, Illinois.

     (iii) "Distribution and License Agreement" shall have the meaning set forth in the Asset Purchase Agreement."

     (iv) "Earned Premiums" means the direct voluntary earned premiums on the Policies to the extent such Policies are used as the basis for the calculation of the License Fee pursuant to Section 4.1(a)(i) and 4.1(a)(ii) of the Distribution and License Agreement, excluding all direct voluntary earned premiums which would be excluded from such calculation pursuant to the terms thereof.

     (v) "Interest Rate" shall mean 6.915%.

     (vi) "Involuntary Mechanisms" shall have the meaning set forth in the Asset Purchase Agreement.

     (vii) "LAE" means ALAE and ULAE.

     (viii) "License Fee" shall have the meaning set forth in the Distribution and License Agreement.

     (ix) "Loss" means the amount of liability paid or to be paid with respect to claims arising under the Policies, after making deduction for all salvage and subrogation.

     (x) "Maturity Date" shall mean the first to occur of the Stated Maturity Date or the earlier date (if any) on which the unpaid principal balance of, unpaid interest on, and Principal Adjustment with respect to, this Note shall become due and payable on account of acceleration by Holder or otherwise pursuant to Section 4 or 7 hereof.

     (xi) "Policies" means the insurance products (excluding insurance written through Involuntary Mechanisms) described in Sections 4.1(a)(i) and 4.1(a)(ii) of the Distribution and License Agreement and with respect to which a License Fee has been paid or is due to be paid under Sections 4.1(a)(i) and 4.1(a)(ii) thereof, subject to the limitations set forth in Section 4.1(b) thereof.

     (xii) "Principal Adjustment" shall mean an amount, if any, of up to ten million dollars ($10,000,000) (which may be a negative number) which shall be added to the principal amount of this Note to calculate the amount (other than in respect of interest) due at the Maturity Date of this Note. The Principal Adjustment is intended to reflect cumulative adjusted underwriting earnings over the period from the date hereof to the Maturity Date (the "Cumulative Earnings"), calculated as set forth below. The Principal Adjustment shall be equal to the sum of (i) +$10,000,000 plus (ii) the product of (A) $20,000,000 times (B) the ratio of (a) the Cumulative Earnings to (b) $19.302 billion; provided, however, that the Principal Adjustment shall be +$10,000,000 if the Cumulative Earnings is $0 or less and shall be $10,000,000 if the Cumulative Earnings is $19.302 billion or more; provided, further, that if the Maturity Date shall be any date earlier than the Stated Maturity Date, the Principal Adjustment shall be $0 if Cumulative Earnings is $9.651 billion or less.

     For purposes of the Principal Adjustment, Cumulative Earnings shall be calculated for the period from and including the date hereof to and including the Maturity Date, as follows:

     Cumulative Earnings = Earned Premiums - Total Incurred Losses.

     (xiii) "Stated Maturity Date" means September 30, 2009.

     (xiv) "Total Incurred Losses" means total Loss incurred by any Seller or any Newco Insurance Company (as such terms are defined in the Distribution and License Agreement) under the Policies with respect to losses occurring on or after the date hereof (including incurred catastrophe losses but excluding LAE and changes in Loss and LAE reserves for accident periods prior to the date hereof).

     (xv) "ULAE" means all expenses incurred in connection with the adjusting, recording and paying of claims under the Policies, other than ALAE.

     2. Interest. Prior to the occurrence of a Default or after all Defaults have been cured or waived, interest on this Note shall be due and payable in arrears on the principal amount outstanding hereunder, in cash, semi-annually on the last day of March and September of each year beginning March 31, 2000, and continuing until this Note is paid in full, at the Interest Rate per annum. From and after the occurrence of a Default (after expiration of any applicable notice and cure periods) under this Note and until such Default is cured or waived, interest shall be payable on demand at the rate of twelve percent (12.0%) per annum (the "Default Rate"). Interest shall be calculated on the basis of a 360-day year and actual days elapsed. The Maker and Holder agree that the Principal Adjustment shall be treated as contingent interest as contemplated in Treasury Regulation ss. 1.1275-4. The Maker and Holder further agree that, as a result of the difficulty in predicting the Principal Adjustment, the projected amount of the Principal Adjustment for purposes of Treasury Regulation ss. 1.1275-4 shall be zero.

     3. Payment. The Maker promises to pay to Holder interest as, in the amounts, and at the times provided in Section 2 hereof. The Maker also agrees that, on the Maturity Date, the Maker will pay to Holder the entire principal balance of this Note then outstanding, together with the Principal Adjustment. Unless the Maker is otherwise directed in writing by Holder, all payments and prepayments hereunder shall be paid in immediately available funds in Chicago, Illinois.

     On or before the Maturity Date, the Maker shall provide to Holder copies of such of its financial and other records as Holder shall reasonably request to evidence the calculation of the Principal Adjustment pursuant to the terms of this Note, together with a certificate of the Maker's Chief Financial Officer certifying that such records are true, complete and correct. Holder, or an independent certified public accountant or firm of independent certified public accountants selected by Holder, shall have the right at Holder's sole cost and expense to conduct an audit of such financial and other records upon which the calculation of the Principal Adjustment is based, and the Maker shall cooperate as reasonably requested in such audit. In the event that Holder disagrees with the calculation of the Principal Adjustment as certified by the Maker by delivering notice of disagreement to the Maker within 30 days of receipt of such certification, the Maker and Holder shall, if they are unable to resolve the differences 15 days thereafter, submit such differences to a national accounting firm reasonably acceptable to the Maker and Holder. The determination of such firm shall be binding on the Maker and Holder and the Maker and Holder shall share equally the fees and expenses of such firm.

     4. Payment prior to the Stated Maturity Date. In the event that (a) Holdco (as defined in the Asset Purchase Agreement) ceases at any time to be directly or indirectly wholly owned by the Maker, or (b) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of 25% or more of the outstanding shares of common stock of the Maker, or (c) during any 24-month period, individuals who at the beginning of such period constituted the Maker's board of directors (together with any new directors whose election by the Maker's shareholders was approved by a vote of at least two-thirds of the directors who either were directors at the beginning of such period or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the board of directors of the Maker, then, at any time until the date 90 days after the Maker shall have given written notice to Holder of any such event, (i) the Maker shall have the right to prepay, and (ii) Holder shall have the right to require the Maker to prepay, on 30 days' prior notice, all but not less than all, of the principal and Principal Adjustment of, interest on, and any other amounts with respect to, this Note. No other prepayment of the principal or Principal Adjustment of this Note shall be permitted.

     5. Making of Payments. Each payment of principal or Principal Adjustment of, interest on, or any other amounts of any kind with respect to, this Note shall be made by the Maker to Holder at its office in Chicago, Illinois (or at any other place which Holder may hereafter designate for such purpose in a notice duly given to the Maker hereunder), not later than noon, Chicago time, on the date due thereof; and funds received after that hour shall be deemed to have been received by Holder on the next following Business Day. Whenever any payment to be made under this Note shall be stated to be due on a date which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

     6. Cooperation. The Maker shall provide such information as Holder shall reasonably request to the Securities Valuation Office of the National Association of Insurance Commissioners in connection with obtaining a rating by such office of this Note.

     7. Default; Remedies. Any one of the following occurrences shall constitute a default ("Default") under this Note: (i) failure by the Maker to pay any interest, principal or Principal Adjustment due on this Note within 5 Business Days after any such payment is due; (ii) failure by the Maker to comply with or to perform any other provision of this Note and continuance of such failure for 10 Business Days after receipt of notice of such Default; (iii) the Maker shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due; or the Maker shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for it or any of its property; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for the Maker or for a substantial part of its property and is not discharged or dismissed within 60 days; any bankruptcy, reorganization, liquidation or similar case or proceeding shall be commenced by or against the Maker and, if such case or proceeding is commenced against the Maker, it continues for 60 days undismissed; or the Maker shall take any corporate action to authorize, or in furtherance of, any of the foregoing; (iv) failure by the Maker to comply with or to perform any of its obligations under the Asset Purchase Agreement and continuance of such failure for 10 Business Days after receipt of notice of such default; or (v) final judgments which exceed an aggregate of $500,000,000 shall be rendered against the Maker and shall not have been discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

     If any Default described in clause (iii) of the preceding paragraph occurs, all amounts due under this Note shall, without demand or notice of any kind to the Maker or any other person (including, but not limited to, any guarantors), immediately become and be due and payable in full; and Holder shall have and may exercise any and all rights and remedies available at law or in equity. If any Default (other than a Default described in clause (iii) of the preceding paragraph) occurs, Holder may declare the entire principal amount hereof, plus Principal Adjustment and unpaid interest, to be immediately due and payable, whereupon such amounts shall become immediately due and payable.

     8. Allocation of Balances or of Payments. At any and all times prior to the occurrence of a Default or after all Defaults have been cured or waived until this Note and all amounts hereunder (including interest, principal, Principal Adjustment and other charges and amounts, if any) are paid in full, all payments (whether of interest, principal, Principal Adjustment or other amounts) made by the Maker to Holder hereof shall be allocated by Holder first to interest, then to principal, Principal Adjustment and other amounts due hereunder. From and after the occurrence of a Default (after expiration of any applicable notice and cure periods) under this Note and until such Default is cured or waived, all amounts referenced in the previous sentence of this Section 8 shall be allocated by Holder to interest, principal, Principal Adjustment or other amounts due hereunder as Holder may determine in its sole and exclusive discretion.

     9. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

     10. Waiver.

     (a) The Maker, for itself and for its successors, transferees and assigns and all guarantors and endorsers, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever, and the Maker agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of Holder hereof without in any way affecting or diminishing its liability hereunder.

     (b) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of Holder promptly after the occurrence of any Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Default continues nor a waiver of such right in connection with any future Default on the part of the Maker.

     11. Payment of Costs. The Maker hereby expressly agrees that upon the occurrence of any Default under this Note, the Maker will pay to Holder, on demand, all costs of collection or enforcement of every kind, including (but not limited to) all attorneys' fees and court costs.

     12. Notices. All notices, demands and other communications hereunder to the Maker or Holder shall be deemed to have been given to and served upon the addressee thereof upon the first to occur of (i) actual delivery to the addresses designated below for the Maker or Holder, respectively, or (ii) on the second business day after the deposit thereof in the United States mails, first class certified or registered mail postage prepaid, return receipt requested, addressed as follows:

If to the Maker: The Allstate Corporation
                 3075 Sanders Road
                 Northbrook, Illinois  60062             Attention:  Treasurer
                 Facsimile: (847) 402-9116

with a copy to:  LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                 125 West 55th Street
                 New York, New York 10019-5389
                                      Attention: John M. Schwolsky
                                                 Donald B. Henderson, Jr.
                                                 Facsimile:    (212) 424-8500

If to Holder:                             CNA Financial Corporation
                                          CNA Plaza
                                          333 South Wabash
                                          Chicago, Illinois  60685
                                          Attention:    Secretary
                                          Facsimile:    (312) 822-1297

with a copy to:                           Mayer, Brown & Platt
                                          190 South LaSalle Street
                                          Chicago, Illinois 60603
                                          Attention:    Richard W. Shepro
                                          Facsimile:    (312) 701-7711

or to either party at such other address as such party may designate for such purpose in a written notice duly given to the other party.

     13. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

     14. Amendment. This Note may not be changed or modified except in a writing signed by the Maker and Holder.

     15. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed entirely in such State.

     16. Jurisdiction. The Maker agrees, and Holder by accepting this Note shall be deemed to agree, that any suit, action or proceeding brought by the Maker or Holder in connection with or arising from this Note shall be brought solely in the Courts of the State of Illinois or the United States District Court for the Northern District of Illinois, and the Maker consents, and Holder shall be deemed to consent, to the jurisdiction and venue of each such court. The Maker further irrevocably consents to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Illinois. The Maker hereby waives, and Holder shall be deemed to waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

     17. Waiver of Jury Trial. THE MAKER WAIVES, AND, BY ACCEPTING THIS NOTE, HOLDER SHALL BE DEEMED TO WAIVE, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR UNDER ANY AMENDMENT TO THIS NOTE WHICH MAY IN THE FUTURE BE DELIVERED, AND THE MAKER AGREES, AND, BY ACCEPTING THIS NOTE HOLDER SHALL BE DEEMED TO AGREE, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     18. Holder Not Partner of the Maker. Under no circumstances whatsoever shall Holder of this Note be deemed to be a partner or a co-venturer with the Maker or with any other person. The Maker shall not represent to any third party that the Maker and Holder hereof are partners or co-venturers.

     19. Assignment. This Note shall bind the Maker and its successors and assigns. This Note shall not be assigned or transferred by Holder, except to any direct or indirect wholly-owned subsidiary of CNA Financial Corporation, without the express prior consent of the Maker. This Note is non-negotiable.

     20. Severability. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provisions of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Note pursuant to proper authority duly granted, as of the date and year first above written.

                                                THE ALLSTATE CORPORATION

                                                 By
                                                 Name:    James P. Zils
                                                 Title:      Treasurer